UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2024

WeCapital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56335	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F Aristo Toranomon 1-17-16 Nishi Shinbashi Minato-Ku, Tokyo, Japan	105-0003
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 “We”, “Us”, “Our”, “WCHD” and or “The Company” refer to WeCapital Holdings, Inc., a Nevada Corporation.

Item 8.01 Other Events.

The Company filed a Form 8-K, on December 5, 2023, to disclose an amendment filed by the Company on December 4, 2023, with the Nevada Secretary of State, to change its name to WeCapital Holdings, Inc., effective December 4, 2023. Within the aforementioned 8-K, the Company disclosed that, at the time, it was pending a FINRA corporate action to effect a name change to WeCapital Holdings, Inc., as well as a ticker symbol change.

FINRA announced, on their May 28, 2024 daily list, that the market effective date of our name change, and ticker symbol change, will be May 29, 2024. On May 29, 2024, we will begin, and have since begun, trading under the symbol WCHD. The CUSIP number associated with our common stock will remain 71373M 101.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

WeCapital Holdings, Inc.

Dated: May 30, 2024	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer